U. S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               Sassoon Group, Inc.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          NEVADA                                  	     33-0895699
---------------------------                       	 ----------------
(STATE OR OTHER JURISDICTION OF                   	 (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                 	IDENTIFICATION NO.)

        7409 Oak Grove Avenue, Las Vegas, Nevada          89117
    -------------------------------------------------   ----------
          (Address of principal executive offices)      (Zip Code)


   Registrant's telephone number, including area code: (702) 243-8809
                                                       --------------


                                  CONSULTING AGREEMENTS
                                BETWEEN THE REGISTRANT AND
          THOMAS RAACK, ROBERT YARBRAY, RICHARD TAULLI, AND VINCENT TRAPASSO
                                    (Full title of the plans)

                                         Gail Binder
                                    7409 Oak Grove Avenue
                                    Las Vegas, Nevada 89117
                   		 ---------------------------------------
                   		 (Name and address of agent for service)

                          	       (702) 243-8809
          		-------------------------------------------------------------
         		 (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         	  COPIES OF COMMUNICATIONS TO:
                                   Thomas C. Cook, Esq.
                         The Law Offices of Thomas C. Cook, Ltd.
                            4955 S. Durango Drive, Suite 214
                               Las Vegas, Nevada  89113
                                     (702) 952-8519

		==================================================================


                                      1



                         CALCULATION OF REGISTRATION FEE

                                 Proposed    Proposed
                                 maximum     maximum
                                 offering    aggregate   Amount of
Title of securities Amount to be price       offering    registration
to be registered    registered   per unit    price       fee
-----------------------------------------------------------------------
Common Stock, par   3,500,000    $0.355      $1,225,000    $ 184.00
value, $.001 per    shares
share
-----------------------------------------------------------------------

*Estimated solely for purposes of calculating the registration fee.
Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the bid and asked price of Common Stock of Sassoon Group, Inc. as reported on the NASD over-the-counter bulletin board on January 29, 2001.

                                    PART I
             Information Required in the Section 10(a) Prospectus

Item 1.  Plan Information

The Company is offering shares of its common stock to various individuals for consulting services on the Companys behalf. This issuance of shares is being made pursuant to consulting agreements between the Company and the individuals. The Company has equated this number of shares to the value of the consulting services provided or to be provided by these individuals. The shares issued hereunder will not be subject to any resale restrictions. The following individuals will receive the number of shares listed next to their names:

Thomas Raack		1,000,000
Robert Yarbray		1,000,000
Vincent Trepasso		1,000,000
Richard Taulli		  250,000


                                    PART II

               Information Required in the Registration Statement


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange Commission (the "Commission") by Sassoon Group, Inc., a Nevada corporation
(the "Company"), are incorporated herein by reference:


          (a) The registrants Articles of Incorporation filed on February 24, 2000;

          (b) The registrants By-Laws filed on February 24, 2000;

          (c) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 2002; and

	    (d) All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act during the effectiveness of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The shares registered herein are being issued to the consultants for services provided to the Registrant. Neither the Registrants Accountants nor any other experts named in the registration statement has any equity or other interest in the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

THE ARTICLES OF INCORPORATION OF THE COMPANY PROVIDE FOR INDEMNIFICATION OF EMPLOYEES AND OFFICERS IN CERTAIN CASES. INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURTIES AND EXCHANGE COMMISSION SUCH NDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

In addition, Section 78.751 of the Nevada General Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

            4.11 - Consulting Agreement between
                   Sassoon Group, Inc. and Thomas Raack
            4.12 - Consulting Agreement between
                   Sassoon Group, Inc. and Robert Yarbray
		4.13 - Consulting Agreement between BIB, Ltd.
			 Sassoon Group, Inc. and Richard Taulli
		4.14 - Consulting Agreement between
			 Sassoon Group, Inc. and Vincent Trapasso
            5.3 - Opinion of The Law Offices of Thomas C. Cook, Ltd.
           23.3 - Consent of The Law Offices of Thomas C. Cook, Ltd. (included in Exhibit 5).
           23.4 - Consent of Chavez and Koch, LLP
           24.3 - Power of Attorney (included in signature page).

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, the State of Nevada, on this 24th day of October, 2003.


                                   Sassoon Group, Inc.

                                   By:/s/ Gail Binder
                                   ----------------------------
                                   Gail Binder, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Gail Binder					October 24, 2003
-----------------------------
Gail Binder
Chief Executive Officer


Exhibit 4.11

FINANCIAL CONSULTING SERVICES AGREEMENT

	This Financial Consulting Services Agreement (the Agreement) is entered into on this 11th day of August, 2003 by and between Thomas J. Raack (Consultant) and Specialized Leasing, Inc. (Client), a Nevada corporation, with references to the following:

RECITALS

A.	The Client desires to be assured of the association and services of the Consultants experience, skills, abilities, knowledge and background to facilitate long range strategic planning, and to advise the Client in business and/or financial matters and is therefore willing to engage the Consultant upon the terms and conditions set forth herein. Client is engaged in the design, source and marketing of high quality apparel business (the Clients Business):

B.	The Consultant agrees to be engaged and retained by the Client and upon the terms and conditions set forth herein:

	NOW, THEREFOR, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Engagement.  Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become a financial consultant to the Client and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding general financial and business matters including, but not limited to:

A.	Mergers and acquisitions advisory, reorganization, reverse mergers, divestures, and capital sources, due diligence studies; and
B.	Capital structures, banking methods and systems, financial
   transactions, and
C.	Periodic reporting as to developments concerning the general financial markets and public securities markets and industry which may be of interest or concern to the Client or the Client s business; and
D.	Broker/dealer and institutional investor relations for Client.

      2. Investment Banking Services. Client hereby engages Consultant on an exclusive basis, and Consultant hereby accepts the engagement to become a financial consultant to the Client and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding general financial and business matters including, but not limited to:

A.	Assist and guide the Clients effort in the preparation and
   filing a $5,000,000.00 registration of its common stock.

B.	Locate sources of capital through Consultant s financial
   contacts for private placement of Client s common stock.

3.	 Additional Services.  In conjunction with this Agreement, Consultant shall also assist Client with the following:

A.	Assist in filing corporate name change, obtaining new CUSIP number and new NASDAQ BB stock symbol.
B.	Assist corporate counsel (if requested) in the preparation and
   Edgarizing the corporations form 8-K with regard to the recent and future changes in management, changes in equity structure, etc.

4.	Term.  The term (Term) of this Agreement shall commence on the date hereof and continue for Thirty Six (36) months. The Agreement may be extended upon agreement by both parties upon terms and conditions agreed to by the parties, unless or until the Agreement is terminated. Either party may cancel this Agreement upon five days written notice in the event either party violates any material provision of this Agreement and fails to cure such violation within five (5) days of written notification of such violation from the other party. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of its obligation incurred prior to the date of cancellation. Client is aware that Consultant has no power or control of the approval of Client s registration. It is expected by both parties that filings will be made within ninety days and approval within six months.

5.	Compensation and Fees.  As consideration for Consultant entering into this Agreement, Client shall pay Consultant the following:

A.	One Million Shares of S-8 Stock
Consultant agrees to immediately accept a lump sum of 1,000,000 shares of S-8 stock in lieu of cash, in payment for services in advance, for the entire term of this contract. The shares will be issued the same date that the company issues 39,000,000 shares pursuant to the Agreement of Exchange Dated August 11, 2003. The Shares, when issued to consultant, will be duly authorized, validly issued and outstanding, fully paid and non-assessable, free trading and will not be subject to any liens or encumbrances and be valued at .001 cents per share.

B.	Expenses incurred by Consultant including but not limited to;
   filing fees, audit and legal fees, transfer agent fees, printing, postage, FedEx, web site construction and maintenance, public relations fees, CUSIP, Standard & Poor s or any other cost that Consultant might incur on behalf of Client. Reimbursement for expenses will be due each month as invoiced.

6.	Exclusivity, Performance, Confidentiality.  The services of Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.

7.	Independent Contractor.  In its performance hereunder, Consultant and its
Agents shall be independent contractors. Consultant shall complete the services required hereunder according to his own means and methods of work, which shall be in the exclusive charge and control of Consultant and which shall be subject to the control or supervision of Client, except as to the results of the work. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner. Payments to Consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.

8.	Miscellaneous.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements and negotiations. There are no third party beneficiaries of this Agreement.

	IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.

				Client

				Signature:  /s/Mark Binder_________________
				Print with Title:  Chairman________________
				Company:  Sassoon Group, Inc.______________

				Consultant

				Signature:  /s/Thomas J. Raack_____________
				Print with Title:  Thomas J. Raack	_______


Exhibit 4.12

FINANCIAL CONSULTING SERVICES AGREEMENT

	This Financial Consulting Services Agreement (the Agreement) is entered into on this 11th day of August, 2003 by and between Robert T. Yarbray (Consultant) and Specialized Leasing, Inc. (Client), a Nevada corporation, with references to the following:

RECITALS

C.	The Client desires to be assured of the association and services of the Consultant s experience, skills, abilities, knowledge and background to facilitate long range strategic planning, and to advise the Client in business and/or financial matters and is therefore willing to engage the Consultant upon the terms and conditions set forth herein. Client is engaged in the design, source and marketing of high quality apparel business (the Clients Business):

D.	The Consultant agrees to be engaged and retained by the Client and upon the terms and conditions set forth herein:

	NOW, THEREFOR, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

2.	Engagement.  Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become a financial consultant to the Client and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding general financial and business matters including, but not limited to:

E.	Mergers and acquisitions advisory, reorganization, reverse mergers, divestures, and capital sources, due diligence studies; and
F.	Capital structures, banking methods and systems, financial
   transactions, and
G.	Periodic reporting as to developments concerning the general financial markets and public securities markets and industry which may be of interest or concern to the Client or the Client s business; and
H.	Broker/dealer and institutional investor relations for Client.

      2. Investment Banking Services. Client hereby engages Consultant on an exclusive basis, and Consultant hereby accepts the engagement to become a financial consultant to the Client and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding general financial and business matters including, but not limited to:

A.	Assist and guide the Clients effort in the preparation and
   filing a $5,000,000.00 registration of its common stock.

B.	Locate sources of capital through Consultant s financial contacts for private placement of Client s common stock.

9.	 Additional Services.  In conjunction with this Agreement, Consultant shall also assist Client with the following:

A.	Assist in filing corporate name change, obtaining new CUSIP number and new NASDAQ BB stock symbol.
B.	Assist corporate counsel (if requested) in the preparation and
   Edgarizing the corporations form 8-K with regard to the recent and future changes in management, changes in equity structure, etc.

10.	Term.  The term (Term) of this Agreement shall commence on the date hereof and continue for Thirty Six (36) months. The Agreement may be extended upon agreement by both parties upon terms and conditions agreed to by the parties, unless or until the Agreement is terminated. Either party may cancel this Agreement upon five days written notice in the event either party violates any material provision of this Agreement and fails to cure such violation within five (5) days of written notification of such violation from the other party. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of its obligation incurred prior to the date of cancellation. Client is aware that Consultant has no power or control of the approval of Client s registration. It is expected by both parties that filings will be made within ninety days and approval within six months.

11.	Compensation and Fees.  As consideration for Consultant entering into this Agreement, Client shall pay Consultant the following:

A.	One Million Shares of S-8 Stock
Consultant agrees to immediately accept a lump sum of 1,000,000 shares of S-8 stock in lieu of cash, in payment for services in advance, for the entire term of this contract. The shares will be issued the same date that the company issues 39,000,000 shares pursuant to the Agreement of Exchange Dated August 11, 2003. The Shares, when issued to consultant, will be duly authorized, validly issued and outstanding, fully paid and non-assessable, free trading and will not be subject to any liens or encumbrances and be valued at .001 cents per share.

B.	Expenses incurred by Consultant including but not limited to;
   filing fees, audit and legal fees, transfer agent fees, printing, postage, FedEx, web site construction and maintenance, public relations fees, CUSIP, Standard & Poor s or any other cost that Consultant might incur on behalf of Client. Reimbursement for expenses will be due each month as invoiced.

12.	Exclusivity, Performance, Confidentiality.  The services of
   Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.

13.	Independent Contractor.  In its performance hereunder, Consultant and its Agents shall be independent contractors. Consultant shall complete the services required hereunder according to his own means and methods of work, which shall be in the exclusive charge and control of Consultant and which shall be subject to the control or supervision of Client, except as to the results of the work. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner. Payments to Consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.

14.	Miscellaneous.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements and negotiations.
There are no third party beneficiaries of this Agreement.

	IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.

				Client

				Signature:  /s/Mark Binder_________________
				Print with Title:  Chairman________________
				Company:  Sassoon Group, Inc.______________


				Consultant

				Signature:  /s/Robert T. Yarbray__________
				Print with Title:  Robert T. Yarbray



Exhibit 4.13
AGREEMENT

    This Agreement is made and entered into on this 14th day of July 2003, by and between Excelsior Management, LLC, Las Vegas, NV (EXC) and BIB, Ltd.
(BIB).

WITNESSETH

WHEREAS, EXC wishes to assist BIB in it s corporate endeavors; and

WHEREAS, BIB desires such assistance;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties to this Agreement, said parties agree as follows:

1.	Services.  EXC shall assist in BIB s corporate structuring.  BIB shall
	use its best efforts to assist EXC. EXC is/are not attorneys,accountants nor brokers and do not offer legal, accounting or securities professional advice. EXC is not and will not act as an underwriter or broker. All terms, agreements and duties of EXC are solely on a best efforts basis.

2.	Compensation.  For their assistance under this Agreement, EXC shall
	receive a $5,000.00 retainer. EXC shall bill BIB at a rate of $100.00 per hour. Said billing shall be deducted from the initial retainer of $5,000.00, but not from any additional fees due EXC hereunder. Consultant agrees to accept 250,000 shares of S-8 stock in payment for services in advance, for the entire term of this contract. If any member or manager is hired by BIB to act as an Officer of the Company, any monies remaining in the initial retainer will be prorated as an advance against the salary of said Member/Manager duly appointed as an Officer of BIB.

3.	Non-disclosure.  The parties agree that for a period of one (1) year
	from the date of each receipt of written information marked Proprietary or Confidential, or information disclosed orally and identified orally as Confidential or Proprietary at the time of disclosure and reduced to writing and delivered to the receiving party within ten (10) days after that disclosure, the receiving party shall not disseminate or publish the information, but only if and to the extent that information is in fact proprietary and related to the subject matter of the agreement between the parties, to any other person, firm or corporation, and shall use the same degree of care to avoid publication or dissemination of that information as the receiving party employs with respect to its own information which it does not desire to have published or disseminated.

The information shall not be deemed proprietary and the receiving party shall have no obligation with respect to any such information which:

(a)	Is already known to the receiving party; or
(b)	Is or becomes publicly known through no wrongful act of the
       receiving party; or
(c)	Is rightfully received from a third party without restriction and without breach of this agreement; or
(d)	Is independently developed by the receiving party; or
(e)	Is furnished to a third party by the disclosing party without a similar restriction on the third party's rights; or
(f)	Is approved for release by written authorization of the
      disclosing party; or
(g)	Is required to be produced as a result of a court order or
      pursuant to Government action.

The receiving party shall not be liable for inadvertent publication or dissemination of such information, provided that upon discovery of such inadvertent publication or dissemination, the receiving party shall endeavor to prevent any further inadvertent publication or dissemination, and a receiving party shall not be liable for unauthorized publication or dissemination by persons who are or who have been in its employ, unless it fails to protect that proprietary information with the same degree of care as it uses in handling its own proprietary information.

4.	Representations and Warranties.  The parties to this Agreement, and their agents represent and warrant they are entering into this Agreement and the performance by them, and their agents hereunder will not conflict with, violate or constitute a breach of, or require any consent or approval under any agreement, license, arrangement or understanding, or any law, judgment, decree, order, rule or regulation to which they and their agents are a party or by which it is bound.

5.	Severability.  If any provision of this Agreement is invalid and unenforceable in any jurisdiction, then to the fullest extent permitted by law: (1) the other provisions hereof shall remain in full force and effect in such jurisdiction; and (2) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

6.	Entire Agreement.  This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof and cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by the parties.

7.	Successors.  This Agreement may not be assigned.  Subject to the foregoing, in every respect, this Agreement shall inure to the benefit of and be binding upon the parties and their successors.

8.	Effect of Waiver.  The waiver by either party of a breach of any provision of this Agreement shall not operate, to as or be construed as a waiver of any subsequent breach.

9.	Notices.  Any notice, request, demand or other communication in
	connection with this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested or sent by facsimile, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt or, in the case of a facsimile, upon receipt thereof and (iv) addressed as follows:

If to Excelsior:						If to BIB:

Excelsior Management, LLC				BIB, Ltd.
8090 Castle Pines Ave.					7409 Oak Grove Ave.
Las Vegas, NV 89113 					Las Vegas, NV 89117

Or to any such other or additional persons and addresses as the parties may from time to time designate in writing delivered in accordance with this Section.

10.	Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11.	Applicable Law.  This Agreement shall be governed by, and construed in accordance with the laws of the State of Nevada. In the event any action be instituted by a party to enforce any of the terms and provisions contained herein, the prevailing party in such action shall entitled to such reasonable attorneys' fees, costs and expenses as may be fixed by the Court.

12.	Termination: This Agreement is terminable thirty (30) days from receipt by either party or written notification from either party delivered as described in Item #9 (Notices).


IN WITNESS WHEREOF, the parties have executed this Agreement as the day and year first stated above.

Excelsior Management, LLC.			BIB, Ltd.


By: /s/Richard A. Taulli__			By: /s/Mark Binder_______
    Richard A. Taulli, COO			    Mark Binder, Chairman


Exhibit 4.14

FINANCIAL CONSULTING SERVICES AGREEMENT

	This Financial Consulting Services Agreement (the Agreement) is entered into on this 17th day of October, 2003 by and between Sonata Ventures LLC (Consultant) an Independent Consultant and Sassoon Group, Inc. (Client), a Nevada corporation, with references to the following:

RECITALS

E.	The Client desires to be assured of the association and services of the Consultant s experience, skills, abilities, knowledge and background to facilitate long range strategic planning, and to advise the Client in business and/or financial matters and is therefore willing to engage the Consultant upon the terms and conditions set forth herein. Client is engaged in the design, source and marketing of high quality apparel business (the Clients Business):

F.	The Consultant agrees to be engaged and retained by the Client and upon the terms and conditions set forth herein:

	NOW, THEREFOR, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

3.	Engagement.  Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become a financial consultant to the Client and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding general financial and business matters including, but not limited to:

I.	Mergers and acquisitions advisory, reorganization, reverse mergers, divestures, and capital sources, due diligence studies; and
J.	Capital structures, banking methods and systems, financial
   transactions, and
K.	Periodic reporting as to developments concerning the general financial markets and public securities markets and industry which may be of interest or concern to the Client or the Client s business; and
L.	Broker/dealer and institutional investor relations for Client.

      2. Investment Banking Services. Client hereby engages Consultant on an exclusive basis, and Consultant hereby accepts the engagement to become a financial consultant to the Client and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding general financial and business matters including, but not limited to:

A.	Assist and guide the Clients effort in the preparation and filing a $5,000,000.00 registration of its common stock.

B.	Locate sources of capital through Consultant s financial
   contacts for private placement of Client s common stock.

15.	 Additional Services.  In conjunction with this Agreement,
         Consultant shall also assist Client with the following:

A.	Assist corporate counsel (if requested) in the preparation and
   Edgarizing the corporations form 8-K with regard to the recent and future changes in management, changes in equity structure, etc.

16.	Term.  The term (Term) of this Agreement shall commence on the date hereof and continue for Thirty Six (36) months. The Agreement may be extended upon agreement by both parties upon terms and conditions agreed to by the parties, unless or until the Agreement is terminated. Either party may cancel this Agreement upon five days written notice in the event either party violates any material provision of this Agreement and fails to cure such violation within five (5) days of written notification of such violation from the other party. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of its obligation incurred prior to the date of cancellation. Client is aware that Consultant has no power or control of the approval of Client s registration. It is expected by both parties that filings will be made within ninety days and approval within six months.

17.	Compensation and Fees.  As consideration for Consultant entering into this Agreement, Client shall pay Consultant the following:

C.	One Hundred and Eighty Thousand Dollars ($180,000.00),
Payable as follows; $5,000.00 upon signing of this Agreement and $5,000.00 thirty days later and $5,000.00 every thirty days thereafter until Client has paid Consultant $180,000.00.
Or: Consultant agrees to immediately accept a lump sum of 1,000,000 shares of S-8 stock in lieu of cash, in payment for services in advance, for the entire term of this contract. The Shares, when issued to consultant, will be duly authorized, validly issued and outstanding, fully paid and non-assessable, free trading and will not be subject to any liens or encumbrances.

D.	Expenses incurred by Consultant including but not limited to;
   filing fees, audit and legal fees, transfer agent fees, printing, postage, FedEx, web site construction and maintenance, public relations fees, CUSIP, Standard & Poor s or any other cost that Consultant might incur on behalf of Client. Reimbursement for expenses will be due each month as invoiced.

18.	Exclusivity, Performance, Confidentiality.  The services of
   Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.

19.	Independent Contractor.  In its performance hereunder, Consultant and its Agents shall be independent contractors. Consultant shall complete the services required hereunder according to his own means and methods of work, which shall be in the exclusive charge and control of Consultant and which shall be subject to the control or supervision of Client, except as to the results of the work. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner. Payments to Consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.

20.	Miscellaneous.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements and negotiations. There are no third party beneficiaries of this Agreement.

	IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.

				Client

				Signature:  /s/Mark Binder___________________
				Print with Title:  Mark Binder, Chairman_____
				Company:  Sassoon Group, Inc.________________



				Consultant

				Signature:  /s/Vince Trapasso________________
				Print with Title:  Vince Trapasso____________



EXHIBIT 5.3

The Law Offices of Thomas C. Cook, Ltd.
Attorneys and Counselors at Law
4955 S. Durango Drive, Suite 214
Las Vegas, Nevada 89113


October 24, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                   Sassoon Group, Inc.
                   Registration Statement on Form S-8
Gentlemen:

We have been requested by Sassoon Group, Inc., a Nevada corporation (the Company), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the Registration Statement) covering an aggregate of 3,250,000 Shares (the
Shares) of the Company's common stock, par value $.001 per Share offered on behalf of the Company in connection with (i) the Company's Consultant Agreements between Sassoon Group, Inc. and Thomas Raack, Robert Yarbray, Richard Taulli, and Vincent Trapasso.

In connection with this opinion, we have examined the Registration Statement, Annual Report, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of Nevada.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.


Very truly yours,

/s/ Thomas C. Cook
-----------------------------------
The Law Offices of Thomas C. Cook, Ltd.


EXHIBIT 23.4

October 24, 2003

CONSENT OF INDEPENDENT AUDITORS


Tim Koch, CPA
Chavez and Koch, LLC
2929 N. Green Valley Parkway, Suite 821
Henderson, Nevada 89014


To Whom It May Concern:

We consent to the reference to our firm under the caption Experts in the Registration Statement (Form S-8) which grants an aggregate of 3,250,000 Shares of Common stock of Sassoon Group, Inc., under certain Consulting Agreements with Thomas Raack, Robert Yarbray, Richard Taulli, and Vincent Trapasso and to the incorporation by reference herein of our report dated Sept. 22, 2003, with respect to the financial statements of BIB, Ltd. included in its periodic report on Form 8-K filed with the Securities and Exchange Commission.


/s/ Tim Koch
-------------------------
Tim Koch, CPA

October 24, 2003